UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 10, 2021

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54970		90-0885534
(Commission File Number)		(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor
New York,	New York	10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Corporate Property Associates 18 – Global Incorporated (“we,” “our” and “CPA:18 – Global”) announced today that our estimated net asset value per share (“NAV”) as of June 30, 2021 was $8.91 per share for our Class A common stock and $8.91 per share for our Class C common stock, which were the same as our NAVs at March 31, 2021.

The NAV of $8.91 for both Class A common stock and Class C common stock will continue to be used for purposes of effectuating permitted redemptions of our common stock, issuing shares pursuant to our distribution reinvestment plan and the payment of asset management fees to our advisor.

The June 30, 2021 NAVs were calculated by our advisor in accordance with our current valuation policies, in which we obtain an independent rolling appraisal of the fair market value of approximately 25% of our real estate portfolio based on asset value once every quarter. The portfolio of assets to be appraised each quarter will be representative of the composition, by both geography and property type, of our entire portfolio. For each quarterly NAV calculation, we also update the latest independent real estate portfolio valuations for the following:

•adding new acquisitions not included in the independent real estate portfolio value at their appraised values at acquisition, using independent third-party appraisal firms approved in advance by the independent members of our board of directors;
•adding development projects not included in the independent real estate portfolio value for either their latest quarterly carrying values for in-process projects or with a third-party appraised value for any completed project (to the extent the completed project value is not already captured in the quarterly update appraisal);
•updating the value of any property that our advisor deems to have had a significant event during the quarter, utilizing either an independent third-party appraisal (to the extent not already captured in the quarterly update appraisal) or the contractual gross sale price (for pending dispositions with a high certainty of closing); and
•removing assets that were disposed of during the quarter.

In calculating the quarterly NAVs, our current valuation policies also provide that we:

•obtain an updated independent valuation of our debt as of quarter end;
•make adjustments for other tangible balance sheet assets and liabilities as of quarter end;
•use total shares outstanding for each class of shares as of quarter end; and
•use foreign exchange rates as of quarter end in converting the local currency fair market value of our international assets and liabilities to U.S. dollars.

If the amounts calculated in accordance with our quarterly valuation policies would result in a change within +/-1% of the most recently published NAVs, we do not change the NAVs from those most recently published, which was the case for the June 30, 2021 NAVs.

Independent rolling update appraisals covering approximately 25% of our real estate portfolio each quarter were conducted as of September 30, 2020, December 31, 2020 (that included the estimated fair market value of our outstanding note receivable), and March 31, 2021 (the “Update Appraisals”); which, together with the independent rolling update appraisal conducted as of June 30, 2021 (the “June Update Appraisal”); the adjustments made by our advisor for foreign exchange rates as of June 30, 2021; the development projects, and other significant events discussed herein, collectively formed the appraisal of the fair market value of our real estate portfolio as of June 30, 2021 (the “Appraisal”). At June 30, 2021, the Appraisal determined that the fair market value of our real estate portfolio was approximately $2.6 billion. In calculating the NAVs, our advisor relied in part on the Update Appraisals and the June Update Appraisal, as well as the updated estimates of the fair market value of our property-level debt as of June 30, 2021, all provided by Robert A. Stanger & Co., Inc. (“Stanger”), an independent consultant and service provider to the real estate industry. Utilizing the Appraisal and the fair market value of our property-level debt our advisor then adjusted the resulting net equity of our real estate portfolio for other net assets and liabilities of tangible or monetary value as of June 30, 2021, and an estimate of the advisor’s interest in disposition proceeds (if any), which may be paid in the future to our advisor subject to the approval of the independent members of our board of directors. The estimate produced by this calculation was then divided by the total shares outstanding for each class of shares as of June 30, 2021 and rounded to the nearest penny. For the quarter ended June 30, 2021, we: (i) obtained an appraisal by Stanger for approximately one quarter of our real estate portfolio; (ii) obtained updated valuations from Stanger for our four hotel net-lease assets, which the advisor deemed to have had a significant event during the quarter; (iii) used the estimated net sale price of two student housing assets in the United Kingdom that were disposed of subsequent to the June 30, 2021 quarter end; (iv) obtained the valuation for one student housing property that completed construction during the quarter; (v) included the latest carrying value of in-process development projects; (vi) adjusted the Update Appraisal for the foreign exchange rates as of June 30, 2021; and (vii) reviewed the remainder of the portfolio and deemed that there were no other material developments or significant events. Stanger also provided a fair market valuation of our debt at June 30, 2021, as discussed in more detail below.

The determination of NAV involves a number of assumptions and judgments, including estimates of the advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $8.91 per share of Class A or Class C common stock if we were to liquidate or engage in another type of liquidity event today. In particular, our June 30, 2021 NAVs are not based on a full appraisal of the fair market value of our real estate portfolio at that date.

The methodology of determining our quarterly NAVs conforms to the Institute for Portfolio Alternatives’ Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and fair value accounting standards under generally accepted accounting principles in the United States. In addition, our board of directors periodically reviews our quarterly NAV policies and processes.

Valuation Methodology for the June Update Appraisal

Summary of Methodology

The June Update Appraisal was based on the income method of valuation by applying a discounted cash flow analysis to the properties (excluding the self-storage properties): (i) the estimated net cash flow for each property in the portfolio during the remaining anticipated lease term unencumbered by debt; and (ii) the estimated residual value of each property from a hypothetical sale of the property upon the assumed expiration of the lease. The hypothetical sale amount was derived by capitalizing the estimated stabilized net operating income of each property for the year following the lease expiration in which stabilization is projected to occur at a selected capitalization rate and deducting estimated costs of sale. The discounted cash flow analysis also included re-tenanting costs at the end of the assumed lease term, as appropriate, including downtime costs, tenant improvement allowances, rental concessions and leasing commissions. In cases where a tenant had a purchase option deemed to be materially favorable to the tenant, or the tenant had long-term renewal options at rental rates materially below estimated market rental rates, the June Update Appraisal assumed the exercise of such purchase option or long-term renewal options in its determination of residual value. Where a property was deemed to have excess or surplus land of contributory value, the discounted cash flow analysis included the estimated excess or surplus land value at the assumed expiration of the lease, based upon an analysis of comparable land sales or listings in the general market area of the property grown at estimated market growth rates through the assumed year of lease expiration.

The discount rates and residual capitalization rates used in the discounted cash flow analysis to value the properties in the June Update Appraisal were selected based on several factors, including the creditworthiness of the lessees; industry surveys; discussions with industry professionals; property type, location and age; current lease rates relative to estimated market lease rates; anticipated lease duration; and other factors deemed appropriate, including the estimated impact on discount rates from the COVID-19 pandemic (which were based in part on discussions by Stanger with our asset management personnel regarding the known and reasonable likely effects and risks to our tenants' continued performance under their leases due to COVID-19).

June Update Appraisal	Low	High	Weighted Average(1)
Discount rates applied to the estimated net cash flow of each property	5.0%	11.5%	7.9%
Discount rates applied to the estimated residual value of each property	6.3%	11.5%	8.5%
Residual capitalization rates applied to the properties	5.0%	10.0%	7.6%
__________

(1) Based on net operating income adjusted for our ownership interest in the properties.

For the self-storage properties owned by us, a direct capitalization analysis was performed. The capitalization rates applied in the direct capitalization analysis were based upon several factors, including industry surveys; discussions with industry professionals; information on capitalization rates from sale transactions; property type, location and age; and other factors deemed appropriate. The capitalization rates were applied to estimated stabilized net operating income for the year following the valuation date in which stabilization was projected to occur. The capitalized value was then adjusted for any deferred maintenance, excess or surplus land, and lease-up costs, as appropriate. For the June Update Appraisal the capitalization rates applied to the self-storage properties ranged from approximately 5.5% to 6.5%, with a weighted average of approximately 5.8%.

Conclusion as to the June Update Appraisal

The result of the analysis outlined above was then adjusted where appropriate to reflect our economic ownership interest in each property and to convert the property value of each property located outside the United States to U.S. dollars based upon foreign exchange rates as of the valuation date.

Assumptions and Limitations

The June Update Appraisal is subject to certain assumptions and limiting conditions, including: (i) Stanger assumes no responsibility for matters of a legal nature affecting any of the properties in the June Update Appraisal and assumes that title to each property is good and marketable and that each property is free and clear of all liens unless otherwise stated; (ii) the June Update Appraisal assumes (A) responsible ownership and competent management of each property, (B) no hidden or unapparent conditions of any property's subsoil or structure that would render such property more or less valuable, (C) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws and (D) all required licenses, certificates of occupancy and other governmental consents have been, or can be, obtained and renewed; (iii) the information upon which Stanger based the June Update Appraisal has been provided by, or gathered from, sources assumed to be reliable and accurate, including information that has been provided to Stanger by our advisor, and Stanger is not responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any property are assumed to be completed in a workmanlike manner; (v) the physical attributes and condition of the property improvements, including identification of, and estimated cost to cure, any deferred maintenance, are based on representations by us, and Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) Stanger has made no survey of the properties and has assumed that there are no soil, drainage or environmental issues that would impair its opinion of value; (vii) any projections of income and expenses included in the June Update Appraisal and the valuation parameters utilized are not predictions of the future, rather, they are Stanger's best estimate of current market thinking as of the valuation date relating to future income and expenses, and Stanger makes no warranty or representation that any such projections will materialize; (viii) Stanger's opinion of value represents normal consideration for the properties sold unaffected by special terms, services, fees, costs or credits incurred in a transaction; (ix) Stanger has no knowledge of the existence of hazardous materials on or in any property, nor is Stanger qualified to detect such hazardous substances, and Stanger assumes no responsibility for the detection or existence of such conditions; (x) Stanger has assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems, or with respect to non-compliance with the Americans with Disabilities Act (“ADA”), and no investigation has been made by Stanger with respect to any potential environmental or ADA problems; (xi) Stanger’s opinions of value do not reflect any potential premium or discount that a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market; (xii) Stanger’s opinion of our real estate valued in the June Update Appraisal was based upon Stanger's engagement agreement with us, which called for the sole use of the income approach to value, and the assumption that the highest and best use of each property was as currently improved; and (xiii) while Stanger conducted discussions with us regarding actual and reasonably likely effects on the continued performance under the tenants’ leases due to COVID-19 and gathered information on macro conditions in the real estate market in general due to COVID-19, the effects of COVID-19 on our tenants' continuing ability to perform under their leases and the effect on operating property performance remains subject to uncertainty as of the June Update Appraisal valuation date.

Fair Market Value of Debt

Summary of Methodology

Stanger performed a valuation of our property-level debt by reviewing available market data for comparable liabilities and debt investments and applying selected discount rates to the stream of future debt payments. The discount rates were selected based on several factors including, where applicable, U.S. Treasury, Euro-Swap, U.K. Gilt, London Interbank Offered Rate and Euro Interbank Offered Rate yields as of the valuation date, as well as loan-specific items such as payment priority, loan-to-value ratios, debt service coverage ratios, collateral property location, age and type, prepayment terms, and maturity and loan origination date. This methodology is consistent with the methodology used to value our debt at March 31, 2021.

The discount rates applied to the future property-level debt payments ranged from approximately 1.1% to 6.7%. The weighted-average contractual interest rate was approximately 3.66% and the estimated market weighted-average interest rate was approximately 3.67%.

Assumptions and Limitations

Stanger’s valuation of the property-level debt is based in part on the “as is” market value of our real estate portfolio as of the most recent date available as of the debt market value determination adjusted, as described above, for the new acquisitions, development projects or material events in each quarter. In addition, Stanger’s valuation of the property-level debt is subject to certain other assumptions and limiting conditions, including: (i) Stanger has been provided with loan documents and/or loan summaries, loan payment schedules and other factual loan information by W. P. Carey Inc. (the ultimate parent company of our advisor) and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (ii) each collateral property is assumed to be free and clear of liens other than the property-level debt being valued and in the case where such property-level debt represents a junior payment priority, the associated senior property-level debt; (iii) information furnished by others, upon which all or portions of Stanger’s value opinion is based, is believed to be reliable but has not been verified, and no warranty is given as to the accuracy of such information; (iv) there has been no material change in the collateral value estimate from the date such market value estimate was determined and the date of the property-level debt valuation; (v) all property-level debt is assumed to be salable, transferable or assumable between parties and is further assumed not to be in default. Stanger’s opinion of the property-level debt value was predicated on the above assumptions; and (vi) the COVID-19 pandemic caused disruptions in certain property-level debt markets and, while Stanger made market inquiries to gauge the current market for property-level debt, the effects on these property-level debt market from the COVID-19 pandemic remain uncertain.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Consent of Robert A. Stanger & Co., Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Corporate Property Associates 18 – Global Incorporated

Date:	September 10, 2021	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer